January 15, 2003

Mr. Richard E. Carolan

39 Upwey Road

Wellesley, MA 02481

Dear Rich:

As we discussed, this letter outlines the termination of your position at iDine Restaurant Group Inc.

•	Your final day of employment will be January 15, 2003.

•	You will be entitled to salary continuation for a period of twelve months. You will continue to receive your pay bi-weekly, or at any time you may elect to receive the balance of the salary continuation in a lump sum, reduced to present value using 2% for the calculation of present value.

•	168,750 of the options granted to you will be fully-vested and will be exercisable according to the terms of the 1996 Long Term Incentive Plan (“LTIP”) meaning that you have ninety days from the day of this letter to exercise those options.

•	56,250 of the options granted to you will be fully-vested and will be exercisable for a longer period of time specifically, up to and including July 1, 2003. Except for this particular extension of time to exercise, both sets of options will be governed by the LTIP.

•	You will be also be fully-vested in the Company’s 401(k) Plan.

•	iDine will continue your medical coverage by maintaining the COBRA premiums for a period of one year.

•	You are entitled to the EBITDA (objective) portion of your bonus, and you will be entitled to 95% of the discretionary portion of the 2002 bonus Plan. All bonus amounts are pro-rated for the year.

•	You will receive $4,000 for moving expenses and $1,770 for one month’s rent for your apartment in Miami.

•	You will receive $3,000 representing foregone interest on the Doral membership.

•	The company will pay your personal counsel fees for reviewing the severance arrangement up to $2,000 (have your counsel direct the invoice to Keith).

•	You may keep your laptop.

•	Your executive dining privileges will cease on January 16, 2004.

In exchange for these considerations, you must execute the General Release previously provided and submit a letter of resignation This offer will stay open until 5:00 p.m., Friday, April 4, 2003. If you accept, please fax the executed forms to the attention of Michelle Glenn at 305-892-3342.

Sincerely,

George S. Wiedemann

President and CEO